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                                                                 EXHIBIT (23)(E)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 1997, with respect to the consolidated financial statements of CoreStates Financial Corp included in the Prospectus/Proxy Statement of Covenant Bancorp, Inc. that is made a part of the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-37709) and related prospectus of First Union Corporation for the registration of 1,825,000 shares of its common stock.


                                         /S/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
December 12, 1997

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